UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 25, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

A press release on July 30, 2013, announced that Data I/O has appointed Rajeev Gulati as its Vice President and Chief Technology Officer.

Rajeev served as Director of Software Engineering for AMD responsible for tools, compiler strategy and execution from 2006 to 2013.  He has an extensive background in software, systems and applying technology to develop new markets.  Previously, he served as Director of Strategy and Planning at Freescale from 2004 to 2006; as Director of Embedded Products at Metrowerks (acquired by Motorola) from 2000 to 2004 and Director of Compilers, Libraries & Performance Tools from 1997 to 2000; and engineering and programmer positions at Apple Computer, IBM and Pacific-Sierra Research.  Rajeev holds a Master of Science in Electrical & Computer Engineering from the University of Texas, Austin and a BE in Electrical Engineering, Delhi College of Engineering, New Delhi.

Rajeev Gulati and Data I/O Corporation signed an offer letter outlining the material employment arrangements which include: base salary of $225,000; participation in the company’s Management Incentive Compensation Plan (“MICP”) with a target of 45% of his base annual salary; an inducement grant of 100,000 Non-Qualified Stock Options vesting quarterly over 4 years with a six year life and with a July 26, 2013 grant date option price of $2.09; and an expense allowance of up to $25,000 of temporary living and relocation costs.

Rajeev entered into the company’s standard Executive Agreement, Non-Compete and non-solicitation Agreement, and Indemnification Agreement.  A copy of the offer letter is furnished herewith as Exhibit 10.0 in this current report.

There were no arrangements or understandings pursuant to which Mr. Gulati was selected as an officer. There were no related party transactions to report between Mr. Gulati and the Company.

Item 9.01 Financial Statements and Exhibits.

(d)                      Exhibits

Exhibit No.	Description

10.0	Rajeev Gulati Offer Letter
99.0	Press Release: Data I/O Announces Rajeev Gulati as Chief Technology Officer

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

July 30, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.0	Rajeev Gulati Offer Letter
99.0	Press Release: Data I/O Announces Rajeev Gulati as Chief Technology Officer

Exhibit 10.0 Offer Letter

6464 185th Ave NE, Suite 101

Redmond, WA 98052

Tel:  (425) 881-6444

Fax: (425) 869-7413

June 27, 2013

Mr. Rajeev Gulati

5160 Gregory Court

West Linn, OR  97068

Rajeev.gulati1963@gmail.com

Dear Rajeev:

Data I/O Corporation is pleased to offer you the position of Vice President and Chief Technology Officer, contingent upon successful completion of various background and reference checks.  You will be appointed CTO with a start date as soon as mutually agreed, but no later than July 15, 2013.  Your status as a Corporate Officer is expected to be formerly approved and announced following the regular July Board Meeting. This letter outlines the proposed elements of your compensation and benefits package as CTO.

Cash Compensation

The total cash compensation for this position is comprised of two major elements, an annual base salary of $225,000 plus participation in our Management Incentive Compensation Program (MICP) at a rate of 45% of your base salary at target.  Combined total cash compensation at target is $326,250 with a maximum compensation of $427,500.  Salary amounts are paid in 24 increments under Data I/O’s normal payroll policy and MICP is paid annually in the first quarter of the subsequent fiscal year.

The MICP annual incentive plan for 2013 is based on a matrix with two alternative measures --- attainment of Product Development and Spending Performance measures or operating income as a percentage of revenue.

Equity Compensation

Effective on your first day of employment, equity awards will be made to you pursuant to the terms of Data I/O’s 2000 Stock Compensation Incentive Plan. An inducement award of 100,000 shares of non-qualified options will be granted to you.  These options have our standard terms of: a four year quarterly vesting period, a six year life, and will be priced at the Fair Market Value (average of the high and low for the day) of our stock on your first date of employment.

Relocation/Temporary Living Expenses

We will provide an up-front lump sum amount or reimburse up to $25,000 in actual direct relocation expenses.  This includes, but is not limited to, movement of household goods, temporary storage, temporary living expense, delivery of household goods and house hunting expenses.  This relocation allowance will be available until September, 2014 (we expect you to have been relocated by this time, unless otherwise mutually agreed). Should you voluntarily terminate your employment with Data I/O, you will be responsible for promptly reimbursing Data I/O for any relocation or temporary living amounts paid within 12 months of departure.

Severance

Excluding any termination related to a change-in-control, if you are terminated without cause, you will receive a severance equal to six months of base salary paid out under our normal payroll practice.

Benefits

You will be eligible for company benefit programs as outlined in our Team Member Handbook.  Your medical, dental, vision, and life insurance benefits are effective on your first day of employment.  You have 30 days after you begin work to choose the benefit coverage you desire.  You are eligible to participate in our 401(k) plan and under its terms receive a 100% company match of your eligible contributions (currently) up to 4% of your base salary and MICP compensation.  This plan allows for salary deferrals or Roth treatment for your contributions.  You are eligible to participate in our Employee Stock Purchase Plan (ESPP) with August 1 and February 1 election start dates.  In addition, we provide 20 days per year of Personal Time Off (PTO) annually.

You will be covered by our Directors and Officers insurance coverage and offered our standard indemnification agreement for Officers and Directors.  In addition, an Executive Agreement, covering change-in-control provisions including equity vesting provisions, twelve months base salary, average MICP earned severance provisions and $20,000 of outplacement services will be offered subject to entering into our standard executive Non-Compete and Non-Solicitation Agreement.

Your employment will be governed by Washington law and is conditional upon execution of our standard Employment Agreement (see attached regarding confidentiality and invention assignment) and completion of an I-9 form as well as satisfactory completion of reference checks.  Your signature below indicates acceptance of this offer and that you represent that you are under no restrictions, contractual or otherwise, which would prevent you from accepting employment with Data I/O.  While this offer does not express or imply an employment contract between you and Data I/O for any specific period of time, we believe that the relationship will be productive and mutually beneficial.  The terms and conditions outlined above are all of the terms and conditions of this offer and this offer expires on June 30, 2013.

Rajeev, we are excited to work with you and welcome you to Data I/O. We believe you can make significant contributions to Data I/O and look forward to you joining us.

Sincerely,

Anthony Ambrose

President & CEO, Data I/O Corporation

Cc:  Joel Hatlen, VP & CFO, Data I/O Corporation

I agree to the offer as stated above.

Signed /s/ Rajeev Gulati                                                    Date 6/28/2013

Exhibit 99.0 Press Release

Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
Data I/O Corporation	(425) 881-6444
investorrelations@dataio.com

Data I/O announces Rajeev Gulati as Chief Technology Officer

Redmond, WA, Tuesday, July 30, 2013 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced Rajeev Gulati as Vice President and Chief Technology Officer.

Rajeev was most recently Director of Software Engineering at AMD responsible for tools and compiler strategy and execution.  He has an extensive background in software, systems and applying technology to develop new markets from his work at AMD, Freescale, Metrowerks (Motorola), Apple Computer, and IBM.  Rajeev has also held leadership positions in R&D, Strategy and General Management.  Rajeev holds a Master of Science in Electrical & Computer Engineering from the University of Texas, Austin and a BE in Electrical Engineering, Delhi College of Engineering, New Delhi.

“We are excited to have Rajeev join Data I/O as Vice President and Chief Technical Officer,” stated Anthony Ambrose, President and CEO.  “He brings deep expertise in Software, Semiconductor and Systems technology and experience with markets, industries and technology critical to Data I/O’s current and future product development.”

“I am thrilled to be joining Data I/O, the leader in device programming, as CTO,” said Rajeev Gulati. “  I look forward to leveraging the tremendous intellectual property foundations to drive an aggressive product roadmap for customers worldwide.”

About Data I/O Corporation

Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies.  Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming.  These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.

NASDAQ Required Equity Disclosure

Pursuant to NASDAQ rules, the initial equity compensation for Rajeev Gulati was approved by the independent directors and was classified as an employment inducement grant on July 26, 2013 consisting of 100,000 non-qualified stock options vesting quarterly over 4 years with a 6 year life and an option price of $2.09 per share.